Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LAVA Therapeutics N.V. of our report dated March 2, 2021, except for the effects of the share splits discussed in Note 22 to the consolidated financial statements, as to which the date is March 18, 2021, relating to the financial statements, which appears in LAVA Therapeutics N.V.’s Registration Statement on Form F-1, as amended (Registration No. 333- 253795).

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.

Eindhoven, the Netherlands

May 28, 2021